Exhibit 10.3
THIRD AMENDMENT TO THE
SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
COTTONWOOD RESIDENTIAL O.P., LP
This Third Amendment (the “Amendment”) to the Sixth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP, a Delaware limited partnership (the “Partnership”), is entered into effective as of February 7, 2022 and is entered into by and among Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company (the “General Partner”), CC Advisors-SLP, LLC, a Delaware limited liability company (the “Special Limited Partner”), and the Limited Partners set forth on Exhibit A to the Agreement. Capitalized terms used in this Amendment are defined as set forth in the Sixth Amended and Restated Limited Partnership Agreement of the Partnership, entered into and effective as of July 15, 2021, as amended by the First and Second Amendments thereto (the “Agreement”).
WHEREAS, the General Partner has determined it to be in the best interest of the Partnership to make certain changes to the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the preceding, the General Partner hereby amends the Agreement as follows:
1.Exhibit I, “Partnership Unit Designation of the Series 2019 Preferred Units,” shall be amended to increase the number of preferred units from 12,500,000 to 12,800,000. Accordingly, the first sentence of section 1 of Exhibit I, “Number of Units and Designation,” is deleted in its entirety and replaced with the following:
A class of Preferred Units is hereby designated as “Series 2019 Preferred Units,” and the number of Preferred Units constituting such class shall equal 12,800,000.
2.As amended hereby, the Agreement shall continue in full force and effect.
3.The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.
4.This Amendment may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
5.Any electronic signature of a party to this Amendment and of a party to take any action related to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Amendment) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.
GENERAL PARTNER:

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:    Cottonwood Communities, Inc.,
    a Maryland corporation, its sole member

    By:    /s/ Enzio Cassinis
        Enzio Cassinis, President
SPECIAL LIMITED PARTNER:

CC Advisors-SLP, LLC, a Delaware limited liability company

By:    /s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

LIMITED PARTNERS:

Executed on behalf of the Limited Partners pursuant to the power of attorney set forth in Section 9.2 of the Sixth Amended and Restated Agreement and pursuant to the Merger Agreements

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:    Cottonwood Communities, Inc.,
    a Maryland corporation, its sole member

    By:    /s/ Enzio Cassinis
        Enzio Cassinis, President

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